UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2020

THE MOSAIC COMPANY
(Exact name of registrant as specified in its charter)

DE	001-32327	20-1026454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Kennedy Blvd.		33602
Suite 2500
Tampa,	FL
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (800) 918-8270
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MOS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On July 24, 2020 (the "Effective Date"), The Mosaic Company ("Mosaic," and Mosaic and its subsidiaries, individually or in any combination, the "Company") entered into an amendment to its unsecured revolving credit facility with Wells Fargo Bank, National Association, as Administrative Agent, and certain other agents and lenders party thereto, as described in Item 2.03 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On the Effective Date, Mosaic entered into that certain First Amendment to Second Amended and Restated Credit Agreement, Extension Agreement, and Increase Agreement (the “First Amendment”) to its unsecured revolving credit facility with Wells Fargo Bank, National Association, as Administrative Agent, and certain other agents and lenders, dated as of November 18, 2016 (the “Mosaic Credit Facility”). The Mosaic Credit Facility, as amended by the First Amendment, consists of a revolving credit facility of up to $2.2 billion (the “Revolving Credit Facility”). Proceeds of borrowings may be used for working capital, capital expenditures, dividends, share repurchases, acquisitions and other lawful corporate purposes. The First Amendment, among other things, (a) extends the maturity date of the Mosaic Credit Facility by one year, to November 18, 2022,
(b) increases the Revolving Credit Facility from $2.0 billion to $2.2 billion, and (c) makes certain adjustments to the interest rate margins and pricing grid in a manner congruent with the investment ratings of the Company. No changes were made to the covenants in the Mosaic Credit Facility with respect to interest coverage and leverage ratio requirements pursuant to the First Amendment.
As of the date hereof, no borrowings are outstanding under the Mosaic Credit Facility, and the net amount available for borrowing is approximately $2.187 billion, reflecting letters of credit outstanding under the Mosaic Credit Facility of approximately $13.1 million. Unused commitment fees under the Mosaic Credit Facility currently accrue at an annual rate of 0.40%.
The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the First Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.i and incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.
The material in Item 2.03 of this report is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.i
First Amendment to Second Amended and Restated Credit Agreement, Extension Agreement, and Increase Agreement, dated as of July 24, 2020, by and among The Mosaic Company, as the Borrower, the Lenders (including the Swing Line Lender and each Issuing Lender) party thereto, and Wells Fargo Bank, National Association, as the Administrative Agent

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: July 24, 2020	By:	/s/ Mark J. Isaacson
	Name:	Mark J. Isaacson
	Title:	Senior Vice President, General Counsel
and Corporate Secretary